Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results
For the First Quarter, 2010
     FORT LAUDERDALE, Florida — May 4, 2010 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss from continuing operations of ($20.5) million, or ($0.42) per diluted share, for the quarter ended March 31, 2010, compared to a net loss from continuing operations of ($52.5) million, or ($1.07) per diluted share, for the quarter ended December 31, 2009, and a net loss from continuing operations of ($46.6) million, or ($3.09) per diluted share, for the quarter ended March 31, 2009.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “The current quarter’s results continue to reflect losses associated with our real estate related loan portfolios, especially in the commercial real estate sector. The decreased loss compared to the fourth quarter of 2009 resulted primarily from lower loan loss provisions and lower non-interest expense in the first quarter of 2010, partially offset by a net tax benefit in the fourth quarter of 2009 resulting from the enactment of favorable tax legislation in that quarter relating to the use of net operating losses. The decreased loss compared to the first quarter of 2009 resulted largely from lower loan loss provisions and lower non-interest expense in the first quarter of 2010.
Highlights of the BankAtlantic Operating Segment:
Capital Levels:
     “BankAtlantic’s capital ratios at March 31, 2010 were:
•	Total risk-based capital of 12.86%.

•	Tier 1 risk-based capital of 10.90%.

•	Core capital of 7.51%.

BankAtlantic Performance:
     Deposits and Borrowings—BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “Core (1) and total deposits at March 31, 2010 were $2.8 billion and $4.0 billion, respectively, with the following characteristics:
–	“Non-certificate of deposit balances represented approximately 79.3% of total deposits;

–	“The average cost of core deposits and total deposits for the first quarter of 2010 was 0.38% and 0.71%, respectively; and

–	“Brokered deposit balances represented only 0.6% of assets and 0.7% of total deposits.
•	“During the first quarter of 2010, core deposits increased $196.5 million, or 7.4%. Since March 31, 2009, core deposits increased $504.1 million, or 21.5%.

•	“Total deposits increased by $77.8 million during the first quarter of 2010 primarily due to core deposit growth partially offset by decreases in higher cost certificates of deposit of $120.5 million. Since March 31, 2009, total deposits decreased by $6 million primarily due to runoff of higher cost certificates of deposits exceeding core deposit growth.

•	“BankAtlantic continued to reduce its borrowings, resulting in total borrowings of $205.8 million, or 4.4% of total assets, at March 31, 2010.
–	“During the first quarter of 2010, borrowings were reduced by $139.6 million, or 40.4%, since December 31, 2009. Since March 31, 2009, borrowings have been reduced by $752.1 million, or 78.5%, primarily through the repayment of FHLB borrowings with an average interest rate of 3.22%.

–	“BankAtlantic’s ratio of total borrowings to deposits plus borrowings was 4.8% at March 31, 2010, compared to 8.0% at December 31, 2009 and 19.1% at March 31, 2009.
     Net Income — “BankAtlantic’s net loss was ($17.1) million for the first quarter of 2010, compared to a net loss of ($48.6) million for the fourth quarter of 2009, and a net loss of ($40.6) million for the first quarter of 2009.

(1)	Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s First Quarter, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

•	“Pretax core operating earnings (2) for the first quarter of 2010 was $15.9 million compared to $10.6 million in the fourth quarter of 2009, and $16.2 million for the first quarter of 2009. Loan loss and tax certificate provisions, debt redemption costs, and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($32.9) million for the first quarter of 2010, ($90.9) million for the fourth quarter of 2009, and ($56.8) million for the first quarter of 2009.
     Net Interest Margin— “Net interest income for the first quarter of 2010 was $39.0 million compared to $40.0 million during the fourth quarter of 2009, and $41.8 million for the first quarter of 2009.
•	“Net interest margin during the first quarter of 2010 was 3.71%, a 9 basis point improvement from 3.62% during the fourth quarter of 2009, and a 57 basis point improvement from 3.14% during the first quarter of 2009.

•	“Net interest spread during the first quarter of 2010 was 3.52%, improved by 14 basis points from 3.38% during the fourth quarter of 2009, and improved by 70 basis points from 2.82% during the first quarter of 2009.
     “Quarterly net interest margin and spread improved compared to the fourth quarter of 2009 due to declines in certificates of deposit and FHLB funding costs; the significant improvement in both the margin and spread compared to the first quarter of 2009 was largely the result of changes in the funding mix associated with growth in core deposits, declines in certificates of deposit balances and rates, and the repayment of FHLB advances during the past year.
     “Net interest income decreased slightly in the first quarter of 2010 compared to the fourth and first quarters of 2009, as the negative impact on net interest income of declining average earning assets and increasing non-performing assets was partially offset by margin improvements. Average earning assets declined by $238.7 million from the fourth quarter of 2009, and by $1.1 billion from the first quarter of 2009. Additionally, non-performing asset levels increased by $19.5 million since December 31, 2009 and by $49.2 million since March 31, 2009.

(2)	Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, FDIC special assessments and impairment, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s First Quarter, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

     Non-interest income — “Total non-interest income for the first quarter of 2009 was $28.7 million compared to $28.2 million for the fourth quarter of 2009, and $32.9 million for the first quarter of 2009.
•	“Excluding securities gains of $3.1 million in the first quarter of 2010, none in the fourth quarter of 2009 and $4.3 million in the first quarter of 2009, non-interest income would have been $25.6 million for the first quarter of 2010, compared to $28.2 million for the fourth quarter of 2009 and $28.5 million for the first quarter of 2009.

•	“Service charges on deposits declined in the first quarter of 2010 reflecting changes in customer behavior as well as changes in our customer base which we believe are the result of our relationship-focused deposit gathering strategies.
     Non-interest expense — “Total non-interest expenses were $52.7 million in the first quarter of 2010 compared to $66.0 million in the fourth quarter of 2009, and $71.7 million in the first quarter of 2009.
•	“Core expenses (3) were $51.8 million in the first quarter of 2010, compared to $57.6 million in the fourth quarter of 2009, and $58.4 million in the first quarter of 2009. The improvement in core expenses in the first quarter of 2010 from the fourth quarter of 2009 was primarily due to the following reductions in expenses: $1.9 million of employee compensation and benefits related to reduced incentive compensation accruals; $2.0 million of professional fees (primarily legal costs, reflecting a $1.6 million insurance reimbursement for certain costs); $0.8 million of check losses, and $0.7 million of occupancy and equipment costs. Compared to the first quarter of 2009, the first quarter of 2010 reflected the following reductions in expenses: $3.7 million of employee compensation and benefits related to reduced staffing levels; $1.3 million of occupancy and equipment costs; and $0.8 million of advertising and business promotion costs.
     “Expenses not included in core expenses consisted of the following:

(3)	Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, FDIC special assessments, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s First Quarter, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

•	“Impairment, restructuring and exit charges of $0.1 million in the first quarter of 2010, $7.7 million in the fourth quarter of 2009, and $2.1 million in the first quarter of 2009. The charges in the first quarter of 2010 were primarily associated with write-downs of real estate owned, and reflected lower write-downs as compared to the fourth quarter of 2009.

•	“Tax certificate provision of $0.7 million in the first quarter of 2010, $0.7 million in the fourth quarter of 2009 and $1.5 million in the first quarter of 2009. The decline in the 2010 quarter compared to the first quarter of 2009 is due primarily to higher provisions in 2009 associated with certain out-of-state markets where we are no longer actively purchasing tax certificates.

•	“Goodwill impairment of $0 in both the first quarter of 2010 and the fourth quarter of 2009 compared to a charge of $9.1 million in the first quarter of 2009.

•	“Costs associated with debt redemption of $7 thousand for the first quarter of 2010, none for the fourth quarter of 2009, and $0.6 million in the first quarter of 2009. These costs were associated with the prepayment of certain borrowings as part of our balance sheet de-leveraging efforts throughout the past year.
     Income Taxes — “Provision for income taxes was $0.1 million in the first quarter of 2010 compared to a benefit of $31.7 million in the fourth quarter of 2009 and $0 in the first quarter of 2009. The tax benefit in the fourth quarter of 2009 was due specifically to legislation enacted in that quarter relating to tax net operating losses (NOLs) which extended the period available for the carry back of NOLs from two years to five years. Excluding the impact of this newly enacted legislation, BankAtlantic would not have recorded a net benefit for income taxes during the fourth quarter of 2009 as it continues to provide for a full deferred tax asset valuation allowance.
Credit:
•	“The provision for loan losses in the first quarter of 2010 was $32.0 million compared to $82.5 million in the fourth quarter of 2009, and $43.5 million in the first quarter of 2009. The provision in the first quarter of 2010 reflects continued elevated levels of delinquencies, charge-offs and non-accrual loans. The decline in provision compared to the fourth quarter of 2009 was primarily due to lower net charge-offs in the Commercial Real Estate portfolio.

•	“BankAtlantic’s allowance for loan losses was $169.5 million at March 31, 2010. The allowance coverage to total loans increased to 4.64% at March 31, 2010, compared to 4.53% at December 31, 2009 and 3.41% at March 31, 2009.

•	“The provision for loan losses in the first quarter of 2010 primarily related to our Commercial Real Estate ($15.7 million provision), Consumer ($8.1 million provision), Residential Real Estate ($6.7 million provision) and Commercial Business ($2.2 million provision) loan portfolios. In particular, these portfolios continue to be adversely affected by declining collateral values and negative economic conditions.

•	“Net charge-offs were $36.1 million in the first quarter of 2010, compared to net charge-offs of $74.9 million in the fourth quarter of 2009, and net charge-offs of $22.5 million in the first quarter of 2009.
–	“First quarter 2010 net charge-offs included $21.3 million in the Commercial Real Estate loan portfolio, $10.6 million in the Consumer Loan portfolio, $4.1 million in the Residential Real Estate loan portfolio and $0.8 million in the Small Business loan portfolio. The decline in net charge-offs compared to the fourth quarter 2009 was primarily the result of fewer valuation impairments in the Commercial Real Estate portfolio in the 2010 quarter.
•	“Total non-accrual loans were $301.4 million at March 31, 2010, reflecting an increase of $15.2 million from $286.1 million at December 31, 2009, and an increase of $29.9 million from March 31, 2009. The increase in non-accrual loans during the first quarter of 2010 was primarily due to net increases in non-accrual loans of $11.9 million in Residential Real Estate, $1.6 million in Small Business, $0.7 million in Commercial Business, and $1.1 million in Commercial Real Estate loans. Consumer non-accrual loan balances remained essentially unchanged quarter to quarter.

•	“Total non-performing assets were $343.7 million at March 31, 2010, an increase of $19.5 million, or 6.0%, from $324.2 million at December 31, 2009, and an increase of $49.2 million from March 31, 2009.

“Other credit information for BankAtlantic’s three largest loan portfolios is further detailed below.
     Commercial Real Estate Loans — “We continue to experience losses in our $1.1 billion Commercial Real Estate portfolio as the economic environment continues to adversely impact our borrowers and the values of the underlying collateral.
•	“Net charge-offs in the first quarter of 2010 were $21.3 million, compared to $58.2 million in the fourth quarter of 2009 and $5.3 million in the first quarter of 2009. Of the net charge-offs during the first quarter of 2010, 79% were related to loans that were sold during the quarter.

•	“Delinquencies, excluding non-accrual loans and loans in the process of renewal, increased to $40.6 million, or 3.9% of total loans, at March 31, 2010, compared to $25.5 million, or 2.3% of total loans, at December 31, 2009, and $29.1 million, or 2.4% of total loans, at March 31, 2009.

•	“Commercial Real Estate non-accrual loans at March 31, 2010 were $168.9 million, reflecting an increase of $1.1 million from December 31, 2009, and a decrease of $35.6 million from March 31, 2009. (During the first quarter of 2010, increases in non-accrual loan balances were partially offset by charge-offs, sales and transfers to REO.)

•	“The allowance coverage for Commercial Real Estate loans was 8.16% of the related portfolio at March 31, 2010, compared to 8.21% of the related portfolio at December 31, 2009 and 6.53% at March 31, 2009.
     At March 31, 2010, BankAtlantic’s Commercial Real Estate loan portfolio included the following:
•	“Commercial residential land acquisition, development and construction loans consisting of:
–	Builder land bank loans: 5 loans aggregating $24.3 million, including 4 loans aggregating $23.2 million on non-accrual at March 31, 2010.

–	Land acquisition and development loans: 24 loans aggregating $140.8 million, including 10 loans aggregating $60.2 million on non-accrual at March 31, 2010.

–	Land acquisition, development and construction loans: 4 loans aggregating $6.7 million, with no loans on non-accrual at March 31, 2010.

•	“Commercial land loans: 29 loans aggregating $87.7 million, including 7 loans aggregating $32.2 million on non-accrual at March 31, 2010.

•	“All other Commercial Real Estate loans: Portfolio of $796.0 million, including 17 loans aggregating $49.7 million on non-accrual at March 31, 2010.
     Residential Real Estate Loans— “Our Residential Real Estate loan portfolio was $1.5 billion at March 31, 2010, representing 40.4% of the Bank’s total loans. The purchased residential loan portfolio (representing 94.2% of the total residential loan portfolio) consists of approximately 5,000 first mortgage loans secured by properties throughout the United States. The weighted average FICO score of borrowers in this portfolio was 739 at the time of origination and the original back-end debt ratio, which we calculate as the ratio of total debt payments (inclusive of the fully amortizing residential loan) to income, was a weighted average of 33.9%. Approximately 50.9% of the purchased residential loan portfolio consists of interest-only first mortgage loans which were originated with FICOs and back-end debt ratios consistent with those stated above for the entire portfolio. Standard products in this portfolio have never included subprime, negative amortizing, option-arm or ‘pick-a-payment’ loans.
•	“Net charge-offs for the first quarter of 2010 were $4.1 million, compared to net charge-offs in the fourth quarter of 2009 of $7.5 million and $4.3 million in the first quarter of 2009.

•	“Delinquencies, excluding non-accrual loans, at March 31, 2010 were $26.9 million (compared to $26.7 million at December 31, 2009 and $27.4 million at March 31, 2009), which represented 1.8% of the portfolio at March 31, 2010, compared to 1.7% of the portfolio at December 31, 2009 and 1.5% of the portfolio at March 31, 2009.

•	“Residential Real Estate non-accrual loans at March 31, 2010 were $88.3 million, reflecting an increase of $11.9 million from December 31, 2009, and an increase of $42.6 million from March 31, 2009.

•	“The allowance coverage for Residential Real Estate loans increased during the first quarter of 2010 to 2.01% of the portfolio, compared to 1.74% of the portfolio at December 31, 2009 and 0.64% of the portfolio at March 31, 2009.
“We continue to expect that the delinquency levels and loss trends in the Residential Real Estate loan portfolio will continue to mirror the broader economy and unemployment trends.

     Consumer Loans — “Our Consumer Loan portfolio had an outstanding balance of $665.3 million at March 31, 2010. Home equity loans represent 97% of the Consumer Loan portfolio. All of our home equity loans were originated by us in our local markets with central underwriting. Approximately 25% of the loans in this portfolio are secured by first mortgages. BankAtlantic does not have a credit card portfolio.
•	“Net charge-offs in the first quarter of 2010 were $10.6 million, compared to

$8.1 million in the fourth quarter of 2009, and $10.2 million in the first quarter of 2009.

•	“Delinquencies, excluding non-accrual loans, decreased to $14.9 million, or 2.2% of the portfolio, at March 31, 2010, compared to $15.2 million, or 2.2% of the portfolio, at December 31, 2009, and $12.4 million, or 1.7% of the portfolio, at March 31, 2009.

•	Consumer non-accrual loans at March 31, 2010 were $14.4 million, essentially unchanged from December 31, 2009 levels, and an increase of $6.4 million from March 31, 2009.

•	“The allowance coverage for Consumer loans at March 31, 2010 was 6.00 % of the portfolio, compared to 6.22% of the portfolio at December 30, 2009, and 5.86% of the portfolio at March 31, 2009.
BankAtlantic Bancorp (Parent Company level):
     Alan B. Levan further commented, “As disclosed previously, BankAtlantic Bancorp has commenced cash offers to purchase $230.0 million of its non-publicly traded outstanding trust preferred securities (TruPS) at a price of $200 per $1,000 principal amount outstanding, or $46.0 million for all of the non-publicly traded outstanding series of TruPS. The completion of these offers, which have been extended until May 20, 2010, is subject to numerous conditions, risks and uncertainties, including our ability to consummate a financing transaction sufficient to fund the purchase of the TruPS tendered in response to the offers and acceptance of a sufficient number of the offers by holders of a requisite amount of each series of TruPS. As disclosed in a Form 8-K filed with the SEC on April 22, 2010, BankAtlantic Bancorp’s dealer manager and solicitation agent for the offers notified the Company that it had received consents from the holders of in excess of 66 2/3% of the most-senior classes of notes issued by Preferred Term Securities IX, Inc. (“PreTSL IX”). PreTSL IX is an issuer of collateralized debt obligations which holds approximately $25.2 million of TruPS issued by BBC Capital Statutory Trust X (the “BBC X TruPS”). The consents directed the trustee of PreTSL IX, The Bank of New York Mellon, to accept our offer for the $25.2 million aggregate principal amount of the BBC X TruPS held by PreTSL IX. The Bank of New York Mellon has advised us that it will not accept the offers in which they are involved without receiving a greater percentage of consents. We disagree with The Bank of New York Mellon’s interpretation and have filed a lawsuit seeking a declaratory judgment and order relating to the required authorizations. Subsequent to the filing of our April 22, 2010 Form 8-K and the filing of the declaratory judgment action, our dealer manager and solicitation agent informed us that certain of the consents previously received with respect to PreTSL IX were withdrawn, bringing consents to slightly below the 66 2/3% threshold we believe is required. We are continuing to solicit consents pursuant to the offers which, unless further extended, will expire on May 20, 2010.

     “Additionally, as originally announced in the first quarter of 2009, we continue to defer the regularly scheduled interest payments on the outstanding junior subordinated debentures relating to all of our TruPS, which is permitted under the terms of the securities for up to 20 consecutive quarterly periods.
     “BankAtlantic Bancorp’s net loss at the parent only level was ($3.4) million for the first quarter of 2010, compared to a net loss of ($3.8) million for the fourth quarter of 2009, and a net loss of ($6.0) million for the first quarter of 2009. The net loss in the first quarter of 2010 included a net reversal of prior provisions for loan losses of $1.3 million compared to a net loan loss provision reversal of $1.2 million in the fourth quarter of 2009, and a loan loss provision charge of $0.8 million in the first quarter of 2009.
     Asset Workout Subsidiary — “During the first quarter of 2008, Bancorp formed a wholly-owned asset workout subsidiary and purchased certain non-accrual loans from BankAtlantic. These assets are no longer held by BankAtlantic, and any gain or loss associated with these assets has no impact on BankAtlantic’s operations or capital, but will be included in Bancorp’s consolidated results. These assets, as with all other assets and liabilities of Bancorp, should not be combined with those of BankAtlantic when evaluating and comparing metrics for BankAtlantic as the insured financial institution.
     “The loans held by the workout subsidiary totaled $38.4 million with specific loan reserves of $8.1 million at March 31, 2010. During the first quarter of 2010, these loans were reduced by sales of $7.9 million and charge-offs of $4.3 million (90% of which were previously reflected in specific loan reserves at December 31, 2009).

     “The composition of the non-accrual loans held by the Company’s asset workout subsidiary at March 31, 2010 was as follows:
•	“Builder land bank loans: One loan totaling $6.0 million.

•	“Land acquisition and development loans: 3 loans aggregating $10.4 million.

•	“Land acquisition, development and construction loans: 6 loans aggregating $13.5 million.

•	“Commercial business loans: 3 loans aggregating $5.5 million.”
Additional detailed financial data for BankAtlantic (bank only), the Parent — BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com.
To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.
Additionally, copies of BankAtlantic Bancorp’s first quarter 2010 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

BankAtlantic Bancorp will not be hosting an investor and media teleconference call related to its Financial Results for the First Quarter of 2010, due to the timing of this release and the currently outstanding offers to purchase the TruPS as previously disclosed.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches, online banking division — BankAtlantic.com, and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week with extended weekday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center and Change Exchange coin counters.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor and Media Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values, and increased unemployment on our business generally, our regulatory capital ratios, the ability of our borrowers to service their obligations and of our customers to maintain account balances and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our real estate based loans including our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other Commercial real estate loans, Residential loans and Consumer loans, and conditions specifically in those market sectors; the quality of our Commercial business loans and conditions specifically in that market sector; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; BankAtlantic’s initiatives not resulting in continued growth of core deposits or increasing average balances of new deposit accounts or producing results which do not justify the costs; the success of our expense reduction initiatives and the ability to achieve additional cost savings; and the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance, actual or estimated new account openings and balance growth may not be indicative of future results. Forward-looking statements in this press release relating to the Company’s cash offers to purchase the outstanding TruPS are subject to the risk that a sufficient number of offers are not accepted by the requisite holders of the particular series of TruPS to which each offer relates, that t he trustees do not act even after receiving direction to do so, that we are not successful in obtaining a court order directing the trustee of PreTSL IX to accept our offer to repurchase the TruPS held by PreTSL IX, and that we are not able to obtain financing upon acceptable terms, in amounts sufficient to complete the offers, if at all. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

	For the Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Earnings (in thousands):
Net loss from continuing operations	$(20,521)	(52,464)	(52,089)	(38,356)	(46,611)
Net loss	$(20,521)	(52,464)	(52,589)	(38,356)	(42,410)
Net loss attributable to BankAtlantic Bancorp	$(20,729)	(52,464)	(52,589)	(38,356)	(42,410)
Pre-tax core operating earnings — Non-GAAP (note 1)	$11,207	5,501	18,463	12,238	10,953

Average Common Shares Outstanding (in thousands):
Basic	49,220	49,220	15,096	15,093	15,090
Diluted	49,220	49,220	15,096	15,093	15,090

Key Performance Ratios
Diluted loss per share from continuing operations (note 2)	$(0.42)	(1.07)	(3.45)	(2.54)	(3.09)
Diluted loss per share (note 2)	$(0.42)	(1.07)	(3.48)	(2.54)	(2.81)

Return on average tangible assets from continuing operations (note 3)%	(1.74)	(4.30)	(4.14)	(2.88)	(3.24)
Return on average tangible equity from continuing operations (note 3)%	(64.56)	(110.64)	(132.56)	(80.39)	(81.46)

Average Balance Sheet Data (in millions):
Assets	$4,744	4,894	5,046	5,351	5,775
Tangible assets — Non-GAAP (note 3)	$4,728	4,878	5,030	5,334	5,749
Loans, gross	$3,799	3,991	4,134	4,302	4,435
Investments	$442	497	575	705	947
Deposits and escrows	$4,013	3,988	4,046	4,089	3,986
Equity	$142	201	166	205	250
Tangible equity — Non-GAAP (note 3)	$127	190	157	191	229

Period End ($ in thousands)
Total loans, net	$3,515,542	3,694,326	3,845,837	4,036,754	4,212,536
Total assets	$4,748,201	4,815,617	4,941,189	5,261,025	5,570,760
Total equity	$119,611	141,571	189,442	166,567	207,015
Class A common shares outstanding	48,245,042	48,245,042	48,245,042	10,264,106	10,259,344
Class B common shares outstanding	975,225	975,225	975,225	975,225	975,225
Book value per share	$2.43	2.88	3.85	14.82	18.43
Tangible book value per share — Non-GAAP (note 4)	$2.20	2.59	3.64	13.85	17.18
High stock price for the quarter	$3.24	2.96	6.68	4.75	5.67
Low stock price for the quarter	$1.14	1.20	2.60	1.99	0.66
Closing stock price	$1.77	1.30	2.90	3.86	2.01

Notes:

(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates, FDIC special assessment and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure. See page 19 for a reconciliation of non-GAAP measures to GAAP financial measures.

(2)	Diluted and basic loss per share are the same for all periods presented.

(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 19 for a reconciliation of non-GAAP measures to GAAP financial measures.

(4)	Tangible book value per share is defined as equity less goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure. See page 19 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	March 31,	December 31,
(in thousands)	2010	2009
ASSETS
Cash and cash equivalents	$444,476	234,797
Securities available for sale (at fair value)	243,785	320,327
Investment securities (approximate fair value: $1,500 and $1,500)	1,500	1,500
Tax certificates, net of allowance of $7,341 and $6,781	88,438	110,991
Loans receivable, net of allowance for loan losses of $177,597 and $187,218	3,515,542	3,694,326
Federal Home Loan Bank stock, at cost which approximates fair value	48,751	48,751
Real estate held for development and sale	14,462	13,694
Real estate owned	51,365	46,477
Office properties and equipment, net	197,693	201,686
Goodwill and other intangible assets	15,494	15,817
Other assets	126,695	127,251

Total assets	$4,748,201	4,815,617

LIABILITIES AND EQUITY
Liabilities:
Deposits
Demand	$900,984	827,580
Savings	443,288	412,360
NOW	1,501,274	1,409,138
Money market	361,877	360,043
Certificates of deposit	840,017	960,559

Total deposits	4,047,440	3,969,680
Advances from FHLB	152,008	282,012
Securities sold under agreements to repurchase	24,674	24,468
Federal funds purchased and other short term borrowings	2,628	2,803
Subordinated debentures and bonds payable	22,000	22,697
Junior subordinated debentures	311,707	308,334
Other liabilities	68,133	64,052

Total liabilities	4,628,590	4,674,046

Equity:
Common stock	509	493
Additional paid-in capital	297,025	296,438
Accumulated deficit	(174,163)	(153,434)
Accumulated other comprehensive loss	(4,141)	(1,926)

Total BankAtlantic Bancorp stockholders’ equity	119,230	141,571
Noncontrolling interests	381	—

Total equity	119,611	141,571

Total liabilities and equity	$4,748,201	4,815,617

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
INTEREST INCOME:
Interest and fees on loans	$41,150	43,056	45,028	47,747	49,678
Interest on securities available for sale	3,645	3,889	4,766	6,328	8,559
Interest on tax certificates	2,356	2,975	3,793	3,061	4,193
Interest and dividends on investments	153	136	161	44	179

Total interest income	47,304	50,056	53,748	57,180	62,609

INTEREST EXPENSE:
Interest on deposits	7,057	7,950	9,420	11,527	12,987
Interest on advances from FHLB	958	1,783	2,494	5,082	7,164
Interest on short-term borrowed funds	8	9	9	19	172
Interest on long-term debt	3,791	3,824	3,973	4,280	4,538

Total interest expense	11,814	13,566	15,896	20,908	24,861

NET INTEREST INCOME	35,490	36,490	37,852	36,272	37,748
Provision for loan losses	30,755	81,301	63,586	43,494	44,277

NET INTEREST INCOME AFTER PROVISION	4,735	(44,811)	(25,734)	(7,222)	(6,529)

NON-INTEREST INCOME:
Service charges on deposits	15,048	17,940	19,767	19,347	18,685
Other service charges and fees	7,378	7,103	7,355	8,059	7,025
Securities activities, net	3,138	1,273	4,774	693	4,440
Other	3,384	3,267	3,711	3,423	2,959

Total non-interest income	28,948	29,583	35,607	31,522	33,109

NON-INTEREST EXPENSE:
Employee compensation and benefits	25,378	28,628	24,876	25,935	28,806
Occupancy and equipment	13,582	14,270	14,553	14,842	14,911
Advertising and business promotion	1,944	2,286	1,549	1,979	2,832
Professional fees	2,887	5,138	3,470	2,695	3,326
Check losses	432	1,207	1,146	991	844
Supplies and postage	998	1,135	1,035	999	1,004
Telecommunication	534	844	353	586	698
Cost associated with debt redemption	7	—	5,431	1,441	591
Provision for tax certificates	733	686	(198)	1,414	1,486
Impairment of goodwill	—	—	—	—	9,124
Impairment, restructuring and exit activities	143	7,700	1,730	1,817	2,086
FDIC special assessment	—	—	—	2,428	—
Other	7,476	7,064	8,014	7,529	7,483

Total non-interest expense	54,114	68,958	61,959	62,656	73,191

Loss from continuing operations before income taxes	(20,431)	(84,186)	(52,086)	(38,356)	(46,611)
Provision (benefit) for income taxes	90	(31,722)	3	—	—

Loss from continuing operations	(20,521)	(52,464)	(52,089)	(38,356)	(46,611)
Discontinued operations	—	—	(500)	—	4,201

Net loss	(20,521)	(52,464)	(52,589)	(38,356)	(42,410)
Less: net income attributable to noncontrolling interest	(208)	—	—	—	—

Net loss attributable to BankAtlantic Bancorp	$(20,729)	(52,464)	(52,589)	(38,356)	(42,410)

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

	For the Three Months Ended
(in thousands except percentages and per share data)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Loans:
Residential real estate	$1,513,302	1,600,027	1,698,715	1,821,553	1,916,589
Commercial real estate	1,148,435	1,228,250	1,262,163	1,291,536	1,305,809
Consumer	688,173	700,254	717,473	730,988	744,371
Commercial business	139,843	150,467	140,621	141,254	146,703
Small business	309,549	312,485	314,672	316,287	321,991

Total Loans	3,799,302	3,991,483	4,133,644	4,301,618	4,435,463
Investments	441,647	496,510	575,183	704,874	947,219

Total interest earning assets	4,240,949	4,487,993	4,708,827	5,006,492	5,382,682
Goodwill and core deposit intangibles	15,652	15,973	16,297	16,618	25,971
Other non-interest earning assets	487,137	389,874	321,070	327,876	365,847

Total assets	$4,743,738	4,893,840	5,046,194	5,350,986	5,774,500

Tangible assets — Non-GAAP (note 3)	$4,728,086	4,877,867	5,029,897	5,334,368	5,748,529

Deposits:
Demand deposits	$864,413	844,052	808,817	810,006	775,982
Savings	425,235	421,032	431,516	451,122	441,278
NOW	1,467,103	1,312,073	1,237,459	1,159,531	1,047,116
Money market	360,470	372,081	392,344	412,065	421,883
Certificates of deposit	896,074	1,038,920	1,175,821	1,256,299	1,300,056

Total deposits	4,013,295	3,988,158	4,045,957	4,089,023	3,986,315
Short-term borrowed funds	26,332	30,812	31,905	45,433	253,317
FHLB advances	173,011	282,015	410,628	625,254	903,077
Long-term debt	331,403	328,222	324,729	320,945	317,184

Total borrowings	530,746	641,049	767,262	991,632	1,473,578
Other liabilities	57,755	63,979	66,855	65,599	65,092

Total liabilities	4,601,796	4,693,186	4,880,074	5,146,254	5,524,985

Equity	141,942	200,654	166,120	204,732	249,515

Total liabilities and equity	$4,743,738	4,893,840	5,046,194	5,350,986	5,774,500

Other comprehensive (loss) income in equity	(846)	(4,999)	(7,356)	(2,729)	(5,347)

Tangible equity — Non-GAAP (note 3)	$127,136	189,680	157,179	190,843	228,891

Net Interest Margin	3.33%	3.26%	3.23%	2.89%	2.78%

Consolidated BankAtlantic Bancorp, Inc. and Subsidiaries
Nonperforming Assets and Credit Quality Statistics

	As of
(in thousands)	3/31/2010		12/31/2009	9/30/2009	6/30/2009	3/31/2009
Nonaccrual loans:
BankAtlantic		$301,365	286,120	294,865	295,448	271,444
Parent- Work out Sub		35,326	44,897	53,520	64,558	74,321

Consolidated nonaccrual loans		$336,691	331,017	348,385	360,006	345,765

Net Charge-offs:
BankAtlantic		$(36,074)	(74,910)	(43,092)	(25,773)	(22,453)
Parent- Work out Sub		(4,302)	(3,836)	(8,051)	(3,898)	(684)

Consolidated charge-offs		$(40,376)	(78,746)	(51,143)	(29,671)	(23,137)

Loan Provision:
BankAtlantic		$32,034	82,523	52,246	35,955	43,520
Parent- Work out Sub		(1,279)	(1,222)	11,340	7,539	757

Consolidated loan provision		$30,755	81,301	63,586	43,494	44,277

Allowance for Loan Loss:
BankAtlantic		$169,548	173,588	165,975	156,821	146,639
Parent- Work out Sub		8,049	13,630	18,688	15,399	11,758

Consolidated allowance for loan loss		$177,597	187,218	184,663	172,220	158,397

Nonperforming Assets:
BankAtlantic		$343,693	324,226	328,685	328,775	294,505
Parent- Work out Sub		45,858	55,429	59,787	68,640	74,321

Consolidated nonperforming assets		$389,551	379,655	388,472	397,415	368,826

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	4.81	4.82	4.58	4.09	3.62
Allowance to nonaccrual loans	%	52.75	56.56	53.01	47.84	45.81
Provision to average loans	%	3.24	8.15	6.15	4.04	3.99
Nonperforming loans, gross to total assets	%	7.09	6.87	7.05	6.84	6.21
Nonperforming assets, gross to total assets	%	8.20	7.88	7.86	7.55	6.62

BankAtlantic Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP Financial Measures to Non-GAAP Measures
Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company’s operating results and any related trends that may be affecting the Company’s business. Management uses pre-tax core operating earnings to measure the Company’s ongoing financial performance excluding items that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company’s Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings

	For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Loss from continuing operations before income taxes	$(20,431)	(84,186)	(52,086)	(38,356)	(46,611)
Costs associated with debt redemption	7	—	5,431	1,441	591
Provision for tax certificates	733	686	(198)	1,414	1,486
Impairment of goodwill	—	—	—	—	9,124
Impairment, restructuring and exit activities	143	7,700	1,730	1,817	2,086
FDIC special assessment	—	—	—	2,428	—
Provision for loan losses	30,755	81,301	63,586	43,494	44,277

Non-GAAP pre-tax core operating earnings	$11,207	5,501	18,463	12,238	10,953

Reconciliation of equity to tangible book value per share

	For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Equity	$119,611	141,571	189,442	166,567	207,015
Goodwill and core deposit intangibles	(15,494)	(15,817)	(16,139)	(16,461)	(16,784)
Other comprehensive loss	4,141	1,926	5,836	5,540	2,750

Tangible book value	$108,258	127,680	179,139	155,646	192,981
Common shares outstanding, period end	49,220,267	49,220,267	49,220,267	11,239,331	11,234,569
Book value per share	$2.43	2.88	3.85	14.82	18.43

Tangible book value per share — Non-GAAP	$2.20	2.59	3.64	13.85	17.18

Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings

	For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Net loss from continuing operations	$(20,521)	(52,464)	(52,089)	(38,356)	(46,611)

Average total assets	4,743,738	4,893,840	5,046,194	5,350,986	5,774,500
Average goodwill and core deposit intangibles	(15,652)	(15,973)	(16,297)	(16,618)	(25,971)

Average tangible assets	4,728,086	4,877,867	5,029,897	5,334,368	5,748,529

Average equity	141,942	200,654	166,120	204,732	249,515
Average goodwill and core deposit intangibles	(15,652)	(15,973)	(16,297)	(16,618)	(25,971)
Other comprehensive loss	846	4,999	7,356	2,729	5,347

Average tangible equity	$127,136	189,680	157,179	190,843	228,891
Return on average assets from continuing operations	-1.73%	-4.29%	-4.13%	-2.87%	-3.23%

Return on average tangible assets from continuing operations — Non-GAAP	-1.74%	-4.30%	-4.14%	-2.88%	-3.24%

Return on average equity from continuing operations	-57.83%	-104.59%	-125.42%	-74.94%	-74.72%

Return on average tangible equity from continuing operations — Non-GAAP	-64.56%	-110.64%	-132.56%	-80.39%	-81.46%

BankAtlantic (Bank Operations Business Segment)
Summary of Selected Financial Data (unaudited)

	For the Three Months Ended
(in thousands except percentages)	3/31/2010		12/31/2009	9/30/2009	6/30/2009	3/31/2009
Statistics:
Average interest earning assets		$4,193,544	4,432,275	4,640,967	4,929,849	5,291,754
Average interest bearing liabilities		$3,383,776	3,494,040	3,717,691	3,992,654	4,414,439
Period end borrowings to deposits and borrowings	%	4.84	8.00	9.52	14.12	19.12
Efficiency ratio	%	77.86	96.82	77.99	83.83	96.07
Yield on interest earning assets	%	4.51	4.51	4.63	4.62	4.72
Cost of interest-bearing liabilities	%	0.99	1.13	1.30	1.70	1.90
Interest spread	%	3.52	3.38	3.33	2.92	2.82
Net interest margin	%	3.71	3.62	3.59	3.24	3.14
Non-GAAP Measures (Note 1)
Average tangible assets		$4,668,854	4,819,572	4,959,000	5,254,284	5,648,268
Average tangible equity		$367,220	425,344	376,006	391,404	401,665
Pre-tax core operating earnings		$15,878	10,550	23,908	18,877	16,218
Core operating efficiency ratio	%	76.55	95.53	68.94	74.09	78.27
Return on average tangible assets	%	(1.47)	(4.04)	(2.85)	(1.84)	(2.87)
Return on average tangible equity	%	(18.66)	(45.74)	(37.56)	(24.71)	(40.42)
Tangible capital to tangible assets	%	7.55	7.66	8.37	7.09	7.10
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	48	48	49	51	50
Percent of earning assets that have variable rates	%	52	52	51	49	50
Regulatory capital ratios and statistics at period end
Total risk-based capital	%	12.86	12.56	13.51	11.81	11.86
Tier I risk-based capital	%	10.90	10.63	11.60	9.93	10.01
Core capital	%	7.51	7.58	8.31	7.01	6.97
Risk-weighted assets		3,206,075	3,364,662	3,470,256	3,636,582	3,789,181
Adjusted total assets		4,656,270	4,720,917	4,843,459	5,148,806	5,444,708

Note 1
     See page 26 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Operations (unaudited)

	For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Net interest income	$38,975	39,992	41,485	40,078	41,769
Provision for loan losses	32,034	82,523	52,246	35,955	43,520

Net interest income after provision for loan losses	6,941	(42,531)	(10,761)	4,123	(1,751)

Non-interest income
Service charges on deposits	15,048	17,940	19,767	19,347	18,685
Other service charges and fees	7,378	7,103	7,355	8,059	7,025
Securities activities, net	3,132	—	4,774	2,067	4,320
Other non-interest income	3,183	3,116	3,596	3,303	2,835

Total non-interest income	28,741	28,159	35,492	32,776	32,865

Non-interest expense
Employee compensation and benefits	24,374	26,229	23,917	24,985	28,078
Occupancy and equipment	13,581	14,269	14,553	14,842	14,910
Advertising and business promotion	1,934	2,254	1,514	1,846	2,781
Professional fees	2,565	4,542	2,752	2,336	2,944
Check losses	432	1,207	1,146	991	844
Supplies and postage	965	1,106	987	991	1,000
Telecommunication	529	842	348	580	694
Cost associated with debt redemption	7	—	5,431	1,441	591
Provision for tax certificates	733	686	(198)	1,414	1,486
Impairment of goodwill	—	—	—	—	9,124
Impairment, restructuring and exit activities	143	7,700	1,730	1,817	2,086
FDIC special assessment	—	—	—	2,428	—
Other	7,458	7,152	7,852	7,406	7,165

Total non-interest expense	52,721	65,987	60,032	61,077	71,703

Loss from bank operations business segment before income taxes	(17,039)	(80,359)	(35,301)	(24,178)	(40,589)
Provision (benefit) for income taxes	90	(31,722)	3	—	—

Net loss from bank operations business segment	(17,129)	(48,637)	(35,304)	(24,178)	(40,589)
Less: net income attributable to noncontrolling interest	(208)	—	—	—	—

Net loss attributable to BankAtlantic	$(17,337)	(48,637)	(35,304)	(24,178)	(40,589)

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
ASSETS
Loans receivable, net	$3,485,228	3,659,943	3,807,800	3,984,305	4,147,713
Investment securities	137,189	159,742	187,152	227,861	221,392
Available for sale securities	243,779	320,322	355,340	431,762	518,871
Goodwill	13,081	13,081	13,081	13,081	13,081
Core deposit intangible asset	2,413	2,736	3,058	3,380	3,703
Other assets	806,311	599,298	515,954	529,322	583,843

Total assets	$4,688,001	4,755,122	4,882,385	5,189,711	5,488,603

LIABILITIES AND EQUITY
Deposits
Demand	$900,984	827,580	809,749	802,446	798,687
Savings	443,288	412,360	425,508	438,127	457,991
NOW	1,501,274	1,409,138	1,238,542	1,187,742	1,084,744
Money market	361,877	360,043	372,442	395,903	413,777
Certificates of deposit	840,017	960,559	1,113,238	1,230,829	1,298,114

Total deposits	4,047,440	3,969,680	3,959,479	4,055,047	4,053,313
Advances from Federal Home Loan Bank	152,008	282,012	342,016	597,020	817,024
Short term borrowings	31,797	40,657	51,825	47,039	118,077
Long term debt	22,000	22,697	22,738	22,781	22,822
Other liabilities	66,574	61,175	83,085	84,454	72,279

Total liabilities	4,319,819	4,376,221	4,459,143	4,806,341	5,083,515
Equity	368,182	378,901	423,242	383,370	405,088

Total liabilities and equity	$4,688,001	4,755,122	4,882,385	5,189,711	5,488,603

BankAtlantic (Bank Operations Business Segment)
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	March 31, 2010			March 31, 2009
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
( in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,513,302	18,901	5.00%	$1,916,589	25,065	5.23%
Commercial real estate	1,102,576	10,843	3.93	1,227,700	12,141	3.96
Consumer	688,173	4,900	2.85	744,371	5,411	2.91
Commercial business	138,307	1,608	4.65	145,167	1,957	5.39
Small business	309,549	4,843	6.26	321,991	5,033	6.25

Total loans	3,751,907	41,095	4.38	4,355,818	49,607	4.56
Investments	441,637	6,136	5.56	935,936	12,803	5.47

Total interest earning assets	4,193,544	47,231	4.51%	5,291,754	62,410	4.72%

Goodwill and core deposit intangibles	15,652			25,971
Other non-interest earning assets	475,310			356,514

Total Assets	$4,684,506			$5,674,239

Deposits:
Savings	$425,235	333	0.32%	$441,278	500	0.46%
NOW	1,467,103	2,218	0.61	1,047,116	1,413	0.55
Money market	360,470	629	0.71	421,883	773	0.74
Certificates of deposit	896,074	3,877	1.75	1,300,056	10,301	3.21

Total interest bearing deposits	3,148,882	7,057	0.91	3,210,333	12,987	1.64

Short-term borrowed funds	39,376	13	0.13	278,209	182	0.27
Advances from FHLB	173,011	958	2.25	903,077	7,164	3.22
Long-term debt	22,507	228	4.11	22,820	308	5.47

Total interest bearing liabilities	3,383,776	8,256	0.99	4,414,439	20,641	1.90
Demand deposits	864,391			775,977
Non-interest bearing other liabilities	54,312			61,523

Total Liabilities	4,302,479			5,251,939
Equity	382,027			422,300

Total liabilities and equity	$4,684,506			$5,674,239

Net interest income/net interest spread		38,975	3.52%		41,769	2.82%

Margin
Interest income/interest earning assets			4.51%			4.72%
Interest expense/interest earning assets			0.80			1.58

Net interest margin			3.71%			3.14%

BankAtlantic (Bank Operations Business Segment)
Allowance for Loan Loss and Credit Quality

	For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Allowance for Loan Losses

Beginning balance	$173,588	165,975	156,821	146,639	125,572

Charge-offs:
Residential real estate	(4,181)	(7,579)	(7,174)	(3,923)	(4,588)
Commercial real estate	(21,332)	(58,664)	(21,541)	(10,530)	(5,565)
Commercial business	—	—	—	(516)	—
Consumer	(10,771)	(8,307)	(12,490)	(9,118)	(10,321)
Small business	(837)	(1,738)	(2,249)	(2,347)	(2,771)

Total charge-offs	(37,121)	(76,288)	(43,454)	(26,434)	(23,245)

Recoveries:
Residential real estate	64	96	133	360	323
Commercial real estate	62	422	—	—	278
Commercial business	658	494	—	5	1
Consumer	194	205	157	130	95
Small business	69	161	72	166	95

Total recoveries	1,047	1,378	362	661	792

Net charge-offs	(36,074)	(74,910)	(43,092)	(25,773)	(22,453)
Provision for loan losses	32,034	82,523	52,246	35,955	43,520

Ending balance	$169,548	173,588	165,975	156,821	146,639

	As of
	3/31/2010		12/31/2009	9/30/2009	6/30/2009	3/31/2009
Credit Quality
Nonaccrual loans
Commercial real estate		$168,937	167,867	189,720	204,104	204,560
Consumer		14,428	14,451	11,336	11,821	7,984
Small business		10,971	9,338	9,693	8,916	7,383
Residential real estate		88,262	76,401	76,022	64,720	45,630
Commercial business		18,767	18,063	8,094	5,887	5,887

Total Nonaccrual loans		301,365	286,120	294,865	295,448	271,444
Nonaccrual tax certificates		1,495	2,161	3,011	3,091	1,298
Real estate owned		40,833	35,935	30,796	30,213	21,763
Other repossessed assets		—	10	13	23	—

Total nonperforming assets		$343,693	324,226	328,685	328,775	294,505

Allowance for loan losses to total loans	%	4.64	4.53	4.18	3.79	3.41
Allowance to nonaccrual loans	%	56.26	60.67	56.29	53.08	54.02
Provision to average loans	%	3.42	8.39	5.14	3.40	4.00
Annualized net charge-offs to average loans	%	3.85	7.61	4.24	2.44	2.06
Nonperforming loans to total assets	%	6.43	6.02	6.04	5.69	4.95
Nonperforming assets to total assets	%	7.33	6.82	6.73	6.34	5.37

BankAtlantic (Bank Operations Business Segment)
Delinquencies, Excluding Non-Accrual Loans, at Period-End

($ in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Commercial real estate	$40,642	25,489	12,500	8,592	29,115
Consumer	14,858	15,173	13,678	9,914	12,396
Small business	3,891	2,714	3,900	3,529	6,702
Residential real estate	26,893	26,710	24,877	24,441	27,375
Commercial business	1,129	2,820	4,863	—	195

Total BankAtlantic	$87,413	72,906	59,818	46,476	75,783

	3/31/2010			12/31/2009		9/30/2009		6/30/2009		3/31/2009
Commercial real estate	%	3.85	*	2.28	*	1.07	*	0.72	*	2.39	*
Consumer	%	2.23		2.23		1.97		1.40		1.71
Small business	%	1.26		0.87		1.25		1.12		2.11
Residential real estate	%	1.83	**	1.72	**	1.52	**	1.39	**	1.46	**
Commercial business	%	0.84		1.80		3.27		—		0.13

Total BankAtlantic	%	2.40		1.91	*	1.51		1.13	*	1.77	*

*	Excludes $0, $8.7 million, $0, $14.3 million and $15.7 million of Commercial Real Estate loans at March 31, 2010, December 31,2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 3.07%, 1.90% and 3.68% and total BankAtlantic delinquencies would have been 2.14%, 1.50% and 2.14% at December 31, 2009, June 30, 2009 and March 31, 2009, respectively.

**	Includes $1.4 billion, $1.5 billion, $1.6 billion, $1.7 billion and $1.8 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.63%, 1.59%, 1.44%, 1.38%, 1.38% as of March 31, 2010, December 31, 2009, September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
BankAtlantic (Bank Operations Business Segment)
Loan Provision & Allowance for Loan Losses

		Allowance	% of Reserves
	1Q 2010	for Loan	to Total
($ in thousands)	Loan Provision	Losses	Loans
Commercial real estate	$15,698	86,086	8.16%
Consumer	8,078	39,918	6.00
Small business	(665)	6,565	2.12
Residential real estate	6,699	29,582	2.01
Commercial business	2,224	7,397	5.48

Total BankAtlantic	$32,034	169,548	4.64%

BankAtlantic (Bank Operations Business Segment)
Reconciliation of GAAP Financial Measures to Non-GAAP Measures
Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are not currently controllable by management. Management uses core expenses to measure expense reduction trends excluding items that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues excluding items that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of loss from bank operations business segment before income taxes to pre-tax core operating earnings

		For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Loss from bank operations business segment before income taxes	$(17,039)	(80,359)	(35,301)	(24,178)	(40,589)
Costs associated with debt redemption	7	—	5,431	1,441	591
Provision for tax certificates	733	686	(198)	1,414	1,486
Impairment of goodwill	—	—	—	—	9,124
Impairment, restructuring and exit activities	143	7,700	1,730	1,817	2,086
FDIC special assessment	—	—	—	2,428	—
Provision for loan losses	32,034	82,523	52,246	35,955	43,520

Non-GAAP pre-tax core operating earnings	$15,878	10,550	23,908	18,877	16,218

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio

		For the Three Months Ended
($ in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Non-interest expense	$52,721	65,987	60,032	61,077	71,703
Costs associated with debt redemption	(7)	—	(5,431)	(1,441)	(591)
Provision for tax certificates	(733)	(686)	198	(1,414)	(1,486)
Impairment of goodwill	—	—	—	—	(9,124)
Impairment, restructuring and exit activities	(143)	(7,700)	(1,730)	(1,817)	(2,086)
FDIC special assessment	—	—	—	(2,428)	—

Core expenses	$51,838	57,601	53,069	53,977	58,416

Net interest income	38,975	39,992	41,485	40,078	41,769
Non-interest income	28,741	28,159	35,492	32,776	32,865

Total revenues	$67,716	68,151	76,977	72,854	74,634

Non-GAAP core operating efficiency ratio	76.55%	84.52%	68.94%	74.09%	78.27%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

		For the Three Months Ended
($ in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Net loss from bank operations business segment	$(17,129)	(48,637)	(35,304)	(24,178)	(40,589)

Average total assets	4,684,506	4,835,545	4,975,297	5,270,902	5,674,239
Average goodwill and core deposit intangibles	(15,652)	(15,973)	(16,297)	(16,618)	(25,825)

Average tangible assets	4,668,854	4,819,572	4,959,000	5,254,284	5,648,414

Average equity	382,027	436,322	384,934	405,382	422,154
Average goodwill and core deposit intangibles	(15,652)	(15,973)	(16,297)	(16,618)	(25,825)
Other comprehensive loss	845	4,995	7,369	2,640	5,336

Average tangible equity	$367,220	425,344	376,006	391,404	401,665
Return on average assets from continuing operations	-1.46%	-4.02%	-2.84%	-1.83%	-2.86%

Return on average tangible assets from continuing operations — Non-GAAP	-1.47%	-4.04%	-2.85%	-1.84%	-2.87%

Return on average equity from continuing operations	-17.93%	-44.59%	-36.69%	-23.86%	-38.46%

Return on average tangible equity from continuing operations — Non-GAAP	-18.66%	-45.74%	-37.56%	-24.71%	-40.42%

Reconciliation of equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets

		For the Three Months Ended
($ in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Equity	$368,182	378,901	423,242	383,370	405,088
Goodwill and core deposit intangibles	(15,494)	(15,817)	(16,139)	(16,461)	(16,784)

Total tangible capital	352,688	363,084	407,103	366,909	388,304

Total assets	4,688,001	4,755,122	4,882,385	5,189,711	5,488,603
Goodwill and core deposit intangibles	(15,494)	(15,817)	(16,139)	(16,461)	(16,784)

Total tangible assets	$4,672,507	$4,739,305	$4,866,246	$5,173,250	$5,471,819

Non-GAAP tangible capital to tangible assets	7.55%	7.66%	8.37%	7.09%	7.10%

Reconciliation of total deposits to core deposits

		For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Total deposits	$4,047,440	3,969,680	3,959,479	4,055,047	4,053,313
Money market	(361,877)	(360,043)	(372,442)	(395,903)	(413,777)
Certificates of deposit	(840,017)	(960,559)	(1,113,238)	(1,230,829)	(1,298,114)

Core deposits	2,845,546	2,649,078	2,473,799	2,428,315	2,341,422

Parent Company Business Segment
Condensed Statements of Operations (unaudited)

		For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Net interest expense	$(3,485)	(3,501)	(3,633)	(3,807)	(4,021)
(Recovery)/provision for loan losses	(1,279)	(1,222)	11,340	7,539	757

Net interest income after provision for loan losses	(2,206)	(2,279)	(14,973)	(11,346)	(4,778)

Non-interest income
Income from unconsolidated subsidiaries	189	145	109	115	118
Securities activities, net	6	1,274	—	(1,375)	120
Other	263	294	255	287	222

Non-interest income	458	1,713	364	(973)	460

Non-interest expense
Employee compensation and benefits	1,004	2,399	959	950	728
Advertising and business promotion	10	31	35	134	51
Professional fees	322	596	718	359	382
Other	308	235	464	416	543

Non-interest expense	1,644	3,261	2,176	1,859	1,704

Loss from parent company activities before income taxes	(3,392)	(3,827)	(16,785)	(14,178)	(6,022)
Provision (benefit) for income taxes	—	—	—	—	—

Net loss from parent company business segment	$(3,392)	(3,827)	(16,785)	(14,178)	(6,022)

Parent Company Business Segment
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
ASSETS
Cash	$5,135	14,002	16,105	16,122	19,860
Securities	1,506	1,505	2,207	2,250	3,289
Investment in subsidiaries	413,759	423,529	466,671	439,090	472,272
Investment in unconsolidated subsidiaries	9,496	9,307	9,161	9,052	8,937
Other assets	2,329	4,017	2,630	3,019	2,353

Total assets	$432,225	452,360	496,774	469,533	506,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$311,707	308,334	304,944	301,353	297,519
Other liabilities	1,288	2,455	2,388	1,613	2,177

Total liabilities	312,995	310,789	307,332	302,966	299,696

Stockholders’ equity	119,230	141,571	189,442	166,567	207,015

Total liabilities and stockholders’ equity	$432,225	452,360	496,774	469,533	506,711

Parent Company Business Segment
Allowance for Loan Loss and Credit Quality

Parent Company and Work-out Subsidiary	For the Three Months Ended
(in thousands)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Allowance for Loan Losses

Beginning balance	$13,630	18,688	15,399	11,758	11,685
Net charge-offs	(4,302)	(3,836)	(8,051)	(3,898)	(684)
Provision for loan losses	(1,279)	(1,222)	11,340	7,539	757

Ending balance	$8,049	13,630	18,688	15,399	11,758

	As of
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Credit Quality
Total Loans — gross	$38,363	48,012	56,783	67,910	76,641

Nonaccrual loans	$35,326	44,897	53,520	64,558	74,321
Specific reserves	(8,049)	(13,630)	(18,680)	(15,367)	(11,758)

Nonaccrual loans, net	$27,277	31,267	34,840	49,191	62,563
Real estate owned	10,532	10,532	6,267	4,082	—

Total nonperforming assets	$37,809	41,799	41,107	53,273	62,563